Exhibit 99.2
STONERIDGE, INC.
EMPLOYEES’
DEFERRED COMPENSATION PLAN

-i-

TABLE OF CONTENTS
(continued)

-ii-

STONERIDGE, INC.
EMPLOYEES’
DEFERRED COMPENSATION PLAN
ARTICLE I
INTRODUCTION
Section 1.1 Name of Plan. This plan shall be known as the Stoneridge, Inc. Employees’ Deferred Compensation Plan (hereinafter referred to as the “Plan”).
Section 1.2 Effective Date. The Plan’s effective date is July 24, 2006.
Section 1.3 Purpose. Stoneridge, Inc. (hereinafter, the “Company”) has established the Plan to provide a select group of the Company’s Employees (as defined herein) the opportunity to defer all or a portion of their Compensation (as defined herein) earned during a calendar year.
ARTICLE II
DEFINITIONS AND USAGE
Section 2.1 Definitions. For purposes of this Plan, capitalized terms have the meanings set forth below:
     “Account” means the individual account or accounts established on behalf of a Participant in accordance with Section 4.2.
     “Administrator” means the person or persons described in Article VII.
     “Agreement” means an Employee’s Agreement for Deferred Compensation Benefits entered into between the Company and an Employee who is eligible to participate in the Plan.
     “Board” means the Board of Directors of the Company; provided that, if such Board, by resolution, designates a person or a committee to act specifically on matters relevant to the Plan, such person or committee shall act (and have the power and authority to act) as the Board with respect to such matters.
     “Change of Control” means a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, which is effected through a transaction or series of transactions whereby:
     (a) Any “person” or related “group” of “persons” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Act of 1933, as amended (“Securities Act”)):
          (i) Acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Act) of the Company’s stock possessing more than fifty percent (50%) of the total combined voting power or total fair market value of the Company’s stock that is outstanding after such acquisition; or

          (ii) Acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of the Company’s stock possessing thirty-five percent (35%) or more of the total voting power of the Company’s stock; or
          (iii) Acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value (without regard to any liabilities associated with such assets) of all of the assets of the Company immediately prior to such acquisition or acquisitions; or
     (b) A majority of the Company’s Directors are replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the Directors immediately prior to the date of the appointment or election.
     “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include any regulations or rulings promulgated thereunder.
     “Compensation” means the total of all fees, base salary, and bonuses, including any restricted common shares granted to an Employee under the Company’s Long-Term Incentive Plan or Amended and Restated Long-Term Incentive Plan (as defined herein) as well as any dividends paid thereon, but excluding Compensation deferred under the Plan or any “employee benefit plan” (within the meaning of Section 3(3) of ERISA (as defined herein)) maintained by the Company, and any and all non-elective contributions (including matching contributions, if applicable) made by the Company to any such employee benefit plan on behalf of the Employee for the Company, acting in that capacity, whether paid to the Employee in cash or in-kind. Compensation shall not include, for purposes of determining an Employee’s Deferred Compensation Benefit under the Plan, any remuneration received by such Employee for services he or she renders to the Company in the capacity of an independent contractor or as a Director.
     “Deferred Compensation Benefit” means the benefit of a Participant as determined under Article IV of this Plan.
     “Director” means any person performing personal services as a member of the Board.
     “Disability” or “Disabled” means a Participant’s absence from service of the Company due to: (i) his or her inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) such medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, for which the Participant is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees.
     “Employee” shall mean any individual employed by the Company who (i) receives W-2 wages from the Company; and (ii) is a member of a select group of highly compensated employees, as defined in Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. Any individual who provides personal services to the Company concurrently as both Employee and Director shall not be considered an Employee for purposes of this Plan, while serving in such dual capacities.
     “Participant” means an Employee who is eligible to participate in the Plan pursuant to Section 3.1, and who is actually participating in the Plan in accordance with Section 3.2.
     “Plan” means the Stoneridge, Inc. Employees’ Deferred Compensation Plan.
     “Plan Year” means the calendar year.
     “Restricted Shares Award” means an award of the Company’s common shares, without par value, subject to specified restrictions, as set forth thereon, which is made to an Employee under the Stoneridge, Inc. Long-Term Incentive Plan or the Amended and Restated Long-Term Incentive Plan (collectively, the “LTIP”). A Restricted Shares Award shall be subject to the terms and conditions of the LTIP and the Restricted Shares Grant Agreement therefor, except to the extent the receipt of such Restricted Shares Award is deferred by a Participant pursuant to Section 3.3(e) below, in which case the provisions of the Plan will govern such Restricted Shares Award once the restrictions to which the Restricted Shares Award are subject lapse.
     “Separation from Service” or “Separates from Service” means a Participant’s termination from employment with the Company on account of such Participant’s death, retirement, or other such termination of employment. A Participant will not be deemed to have experienced a Separation from Service if such Participant is on military leave, sick leave, or other bona fide leave of absence, to the extent such leave does not exceed a period of six (6) months or, if longer, such longer period of time as is protected by either statute or contract. A Participant will not be deemed to have experienced a Separation from Service, if such Participant continues to provide “significant services” to the Company as an Employee. For purposes of the preceding sentence, a Participant will be considered to provide “significant services” if such Participant provides continuing services that average at least twenty percent (20%) of the services provided by such Participant to the Company during the immediately preceding three (3) full calendar years of employment and the annual remuneration paid for such services is at least twenty percent (20%) of the average annual compensation earned during the final three (3) full calendar years of employment (or, if less, the period of employment). In addition, a Participant that provides additional services to the Company that are provided in a capacity other than as an Employee (i.e., independent consultant) after such Participant’s termination of employment with the Company shall not be considered to have experienced a Separation from Service if such additional services and the remuneration earned for such additional services are at least fifty percent (50%) of the Participant’s average annual service and average annual compensation earned during the final three (3) full calendar years of such Participant’s employment with the Employer (or, if less, the period of employment).
     “Specified Employee” means any Participant for whom the following conditions, (a) and (b), are satisfied:
     (a) At any time during the twelve (12) month period ending on the December 31st preceding the calendar year in which a given distribution is to occur, such Participant:

     (i) is one of the Company’s top fifty (50) compensated officers and has annual “W-2” compensation of at least One Hundred Thirty Thousand Dollars ($130,000); or
     (ii) owns more than five percent (5%) of the Company’s stock; or
     (iii) owns more than one percent (1%) of the Company’s stock and has annual “W-2” compensation in excess of One Hundred Fifty Thousand Dollars ($150,000); and
     (b) The Company’s stock is publicly traded on the date such Participant Separates from Service.
     In applying the above rules, the following shall apply: the foregoing compensation amounts shall be adjusted from time to time in accordance with the cost-of-living adjustments under Code Section 416(i); and an individual who qualifies as a Specified Employee under this Section 2.1 shall be treated as a Specified Employee for the twelve (12) month period beginning on the April 1st next following the date he or she so qualifies.
     “Unforeseeable Emergency” means any of the following: (i) a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse or the Participant’s dependent (as defined under Code Section 152(a)), (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control as determined by the Administrator pursuant to Code Section 409A.
Section 2.2 Usage. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.
ARTICLE III
ELIGIBILITY AND PARTICIPATION
Section 3.1 Eligibility. An Employee shall be eligible to participate in the Plan on the day that the Administrator, as defined in Section 7.1, first designates such Employee to participate in the Plan.
Section 3.2 Participation. Each Employee eligible to participate in the Plan in accordance with Section 3.1 shall become a Participant by entering into an Agreement with the Company. Each Employee’s participation in the Plan shall be governed by his or her Agreement, including the effective date of each Employee’s participation, and the terms of the Plan. In the event that the terms of the Agreement and the terms of the Plan conflict, the terms of the Plan control.
Section 3.3 Agreement Procedure.
     (a) The Company and each Employee who is eligible to participate in the Plan shall execute an Agreement prior to the beginning of each Plan Year for all or a portion of Compensation the Employee elects to defer into the Plan for such Plan Year. Each Agreement shall provide for the amount credited to a Participant’s Account in accordance with Section 4.3 below, the period of deferral in accordance with rules established by the Administrator, and the method of payment of the Participant’s Deferred Compensation Benefit in accordance with Sections 5.1 and 5.2 below.
     (b) For the initial Plan Year in which an Employee becomes eligible to participate in the Plan, the Agreement shall be properly completed if executed and delivered to the Administrator prior to the date that ends thirty (30) days after the date on which the Employee first becomes eligible to participate in the Plan.
     (c) For any subsequent Plan Year for which an Employee is eligible to participate in the Plan, the Agreement shall be properly completed if executed and delivered to the Administrator prior to the first day of each Plan Year for which amounts will be deferred on behalf of such Employee.
     (d) An Agreement shall be effective no earlier than the date on which it is delivered to the Administrator and shall continue in effect until the Deferred Compensation Benefit attributable to such Agreement has been paid, unless otherwise provided under the Plan. All elections made in an Agreement shall be irrevocable and shall be administered in accordance with its terms and the Plan.
     (e) An Agreement may also provide for an irrevocable election to defer receipt of part or all of a Participant’s Restricted Shares Award, which shall include any dividends paid on such deferred Restricted Shares Award. Notwithstanding any other provision of the Plan or any Agreement, an election to defer receipt of part or all of a Restricted Shares Award, whether during a Participant’s initial Plan Year of eligibility or any subsequent Plan Year, shall be made at least twelve (12) months prior to the earliest date on which any restriction to which such Restricted Shares Award is subject could lapse.
Section 3.4 Deferral Period.
     (a) A Participant may initially elect to defer his or her Compensation for three (3) years, five (5) years, or until the date such Participant Separates from Service. A Participant must select a deferral period on the Agreement he or she enters into with the Company before any Compensation will be deferred under the Plan on such Participant’s behalf. Once elected, a Participant may change his or her election in accordance with Section 3.4(b).
     (b) A deferral period provided for under a prior Agreement (the “Prior Deferral Election”) may be extended in accordance with rules established by the Administrator. Notwithstanding the foregoing, in no event shall a change in a Prior Deferral Election (i) take effect until at least twelve (12) months after the date on which the election to change is made, and (ii) permit a payment on account of Separation from Service or in accordance with a specified time or fixed schedule (as set forth on the Agreement) to commence earlier than five (5) years from the date the initial payment under the Prior Deferral Election would otherwise have been made.

Section 3.5 Termination or Suspension of Participation; Renewed Participation.
     (a) A Participant’s eligibility to defer future Compensation under the Plan may be discontinued at any time by action of the Board, in accordance with and subject to the following rules:
     (i) The terms of any discontinuance must be set forth in writing and a copy of these written terms shall be provided to the affected Participant.
     (ii) In the event that a Participant, whose future participation in the Plan is discontinued, is again designated for participation in the Plan by the Board, such Participant must enter into an Agreement in accordance with Section 3.3(c) above.
     (b) Notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives a distribution under Section 5.1(b) (Unforeseeable Emergency), such Participant’s continued participation in the Plan shall be canceled for the remainder of the Plan Year in which such distribution is made and the Participant shall not be eligible to defer any additional Compensation earned during that Plan Year. A Participant shall not be eligible to defer any of his or her Compensation earned in subsequent Plan Years until he or she again becomes eligible to participate in the Plan under Sections 3.1 and 3.2.
ARTICLE IV
DEFERRED COMPENSATION BENEFIT
Section 4.1 Deferred Compensation Benefit. A Participant’s Deferred Compensation Benefit shall be equal to the total amount credited to the Participant’s Account under this Article IV.
Section 4.2 Accounts. The Company shall establish and maintain for bookkeeping purposes only Accounts on behalf of each Participant, which shall include all Deferred Compensation Benefits deferred on behalf of such Participant, including any earnings or losses thereon. Each Account shall list and reflect each Participant’s credits and valuations. All amounts credited to a Participant’s Account shall be entered as of the date on which the Compensation would have been paid had it not been deferred. At all times prior to the distribution of all or a portion of amounts maintained in a Participant’s Account, amounts so credited shall represent a general unsecured obligation of the Company subject to the claims of the Company’s general creditors. The obligations of the Company under this Plan and all Agreements hereunder are unfunded.
Section 4.3 Employee’s Contributions. Employees who have been identified by the Board as eligible to participate in the Plan shall be eligible to elect to defer all or a portion of his or her Compensation under the Plan. The terms of any election to defer an Employee’s Compensation must be made in accordance with Sections 3.3(b) and 3.3(c) above. Further, the timing and form of payment of such Deferred Compensation Benefit must be specified in the Agreement, subject to the provisions of Sections 3.3(d), 5.1, 5.2 and 6.1.
Section 4.4 Interest. Amounts credited to a Participant’s Account, except those amounts that are attributable to Restricted Shares Awards, shall be credited with interest earned thereon. Interest that is credited to a Participant’s Account shall be compounded quarterly and calculated at a rate per annum for each fiscal quarter of the Company equal to the prime rate of interest published in The Wall Street Journal as the base rate on corporate loans at large money center commercial banks on the first day of that quarter, plus one percentage (1%) point.
Section 4.5 Valuation of Accounts. The value of a Participant’s Account shall be determined from time to time by the Administrator in the following manner:
     (a) Each Participant’s Account shall be valued as of the last day of each Plan Year, or more frequently as agreed upon by the Administrator, and shall again be valued as of the date that a Participant receives a payment under the Plan, in accordance with the procedures established by the Administrator.
     (b) All allocations to a Participant’s Account under this Section 4.5 shall be deemed to have been made on the applicable valuation date, even though actually determined at a later date.
Section 4.6 Nonforfeitability of Accounts. Subject to the limitations of Article VIII hereof, balances credited to Participants’ Accounts shall be nonforfeitable.
ARTICLE V
PAYMENT OF BENEFIT PRIOR TO DEATH OR DISABILITY
Section 5.1 Commencement of Benefit Payments. Except as provided in Subsection 5.1(d) and Section 6.1 below, the payment of a Participant’s Deferred Compensation Benefit shall commence thirty (30) days after the date on which the earliest of the following events occurs:
     (a) The expiration of the deferral period provided under the Participant’s Agreement;
     (b) The Participant incurs an Unforeseeable Emergency (as determined by the Administrator in accordance with the Plan’s terms) and elects receipt of all or a portion of his or her Account to satisfy such Unforeseeable Emergency; provided, however, that any payment made as a result of an Unforeseeable Emergency shall be limited to the amount reasonably necessary to satisfy such Unforeseeable Emergency;
     (c) The Company undergoes a Change in Control; or
     (d) The Participant experiences a Separation from Service with the Company for any reason, regardless of the deferral period otherwise elected by the Participant; provided, however, in the event that the Participant is determined to be a Specified Employee, then his or her distribution under this Section 5.1 resulting from the Participant’s Separation from Service shall not commence until at least six (6) months following such Employee’s Separation from Service.
Section 5.2 Form of Benefit Payments. Except as provided in Article VI, a Participant shall be given the option to elect to receive his or her Deferred Compensation Benefit as (a) one lump sum payment, (b) installments, payable over a period of five (5) years, or (c) installments, payable over a period of ten (10) years; provided, however, that in the event a Participant becomes eligible for a distribution of his or her Account as a result of such Participant’s Separation from Service, whether by election or otherwise, or due to the Company’s Change of

Control, such Participant’s Account shall be distributed in one (1) lump sum amount. The form of payment in which a Participant’s Deferred Compensation Benefit will be made must be selected on the Participant’s Agreement. If the Participant’s Agreement does not provide for a form of payment, then the Participant’s Deferred Compensation Benefit shall be paid in a single lump sum. If the Participant’s Account is credited with Deferred Compensation Benefits pursuant to two or more Agreements that do not provide for the same form of payment, then a proportionate amount of the Participant’s Deferred Compensation Benefit attributable to each individual Agreement shall be paid in the form provided under each respective Agreement, in accordance with the procedures established by the Administrator.
Section 5.3 In-Kind Payments. A Participant’s Deferred Compensation Benefit that is payable to such Participant, Participant’s beneficiary, or Participant’s guardian (as the case may be) in accordance with Sections 5.1 or 6.1, as applicable, may be paid to such Participant, Participant’s beneficiary, or Participant’s guardian in the form of cash or in-kind, as such amounts were held in the Participant’s Account immediately prior to the commencement of benefit payments under Sections 5.1 or 6.1; provided, however, that a Participant may elect instead to receive any portion of his or her Account that was held in-kind as cash, at the time and in the form and manner prescribed by the Board.
ARTICLE VI
PAYMENT OF BENEFIT ON OR AFTER DEATH OR DISABILITY
Section 6.1 Commencement of Benefit Payments. If a Participant dies or becomes Disabled prior to receiving his or her entire Deferred Compensation Benefit, then the remainder of such Deferred Compensation Benefits payable to the Participant shall be paid to the Participant, the Participant’s beneficiary, or the Participant’s guardian (as the case may be) in a single lump sum amount thirty (30) days following the date on which the Administrator is notified of the Participant’s death or Disability and the Administrator confirms said death or Disability, as applicable.
Section 6.2 Designation of Beneficiary. A Participant may designate one or more beneficiaries, in the manner and form determined by the Administrator, to receive the Deferred Compensation Benefit following the Participant’s death. A Participant may change such beneficiary designations from time to time, as permitted by the Administrator. The last written beneficiary designation filed with the Administrator prior to the Participant’s death shall control. If a Participant fails to specifically designate a beneficiary, or if no designated beneficiary survives the Participant, payment shall be made by the Administrator in accordance with the laws of descent and distribution in effect in the Participant’s state of residence.
Section 6.3 Disability Determinations. The Administrator will be responsible for determining whether a Participant is disabled, as defined herein. The Administrator may delegate this responsibility to an independent third party selected by the Board.

ARTICLE VII
ADMINISTRATION
Section 7.1 General. The Administrator shall be the Board, or such other person or persons as designated by the Board. Except as otherwise specifically provided in the Plan, the Administrator shall be responsible for administration of the Plan.
Section 7.2 Administrative Rules. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.
Section 7.3 Duties. The Administrator shall have the following rights, powers and duties:
     (a) Subject to the terms of this Plan and the Agreement, the decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon the Company and upon any other person affected by such decision.
     (b) The Administrator shall have the duty and authority to interpret and construe the provisions of the Plan, to decide any question which may arise regarding the rights of Employees, Participants, and beneficiaries under the Plan, including the amounts of their respective interests, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Administrator by the Board under the terms of the Plan.
     (c) The Administrator shall maintain full and complete records of its decisions. The Administrator shall have the duty to maintain Account records of all Participants, including all relevant data pertaining to Participants. The Administrator shall within a reasonable time after the end of each Plan Year provide each Participant a detailed report of the status of the Participant’s Account.
     (d) The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents shall be available at the principal office of the Company for inspection by the Participants at reasonable times determined by the Administrator.
     (e) The Administrator shall periodically report to the Board with respect to the status of the Plan.
Section 7.4 Fees. No fee or compensation shall be paid to any person for services as the Administrator.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
Section 8.1 Amendment. The Company reserves the right to amend the Plan retroactively or otherwise, in any manner that it deems advisable, by action taken by the Board. No amendment shall, without the prior written consent of the Participant or the beneficiary, as the case may be, affect the amount or form of the Participant’s or beneficiary’s Deferred Compensation Benefit at the time the amendment becomes effective or the right of the Participant or the beneficiary to receive such Deferred Compensation Benefits.
Section 8.2 Termination. The Company reserves the right to terminate the Plan at any time by action taken by the Board. No termination shall, without the prior written consent of the Participant or the beneficiary, as the case may be, affect the amount or form of the Participant’s or the beneficiary’s Deferred Compensation Benefit prior to the termination or the right of the Participant or beneficiary to receive such Deferred Compensation Benefit.
Section 8.3 No Assignment; No Right to Assets.
     (a) The Participant shall not have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise.
     (b) Notwithstanding the foregoing, a Participant’s Deferred Compensation Benefit shall be subject to division and partition in accordance with the terms of a domestic relations order satisfying the requirements of a “qualified domestic relations order” (“QDRO”), as defined in Code Section 414(p) and related regulations; provided, that (i) a separate benefit shall be recognized and maintained for any spouse or former spouse determined to have an interest in the Plan as a result of a QDRO; and (ii) all costs and expenses incurred by the Company or the Administrator in connection with such QDRO shall be charged against such Participant’s Deferred Compensation Benefit.
     (c) No provisions of the Plan and no action taken by the Company, the Board of Directors, the Compensation Committee of the Company’s Board of Directors, or the Administrator will give any person any right to be retained as an Employee or to continue in the Company’s employ.
     (d) The amount of any withholdings required to be made by any government or government agency will be deducted from benefits paid under the Plan to the extent deemed necessary by the Administrator. In addition, the Participant or beneficiary (as the case may be) will bear the cost of any taxes not withheld on benefits provided under the Plan, regardless of whether withholding is required. The Company does not warrant that the Plan will be effective to defer the recognition of federal, state, or local tax with respect to any amount credited to a Participant’s Account. Notwithstanding any other provision of the Plan, to the extent that any tax is imposed on a Participant’s Deferred Compensation Benefit pursuant to the Federal Insurance Contributions Act (“FICA”), including any tax under Code Sections 3101, 3121(a), and 3121(v)(2) (“FICA Tax”), the Plan may distribute to a Participant from his or her Account an amount that satisfies such FICA Tax. The Plan may also make a distribution to a Participant to pay the income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA Tax, and to pay the additional income tax at source on wages attributable to the pyramiding wages and taxes under Code Section 3401; provided, however, that in no event shall a distribution from a Participant’s Account under this provision exceed the amount necessary to satisfy the applicable FICA Tax and the income tax withholding related to such FICA Tax.
Section 8.4 Successors. The provisions of the Plan are binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant, his or her beneficiaries, heirs, and legal representatives.
Section 8.5 Governing Law. The Plan shall be subject to and construed in accordance with the laws of the State of Ohio.
Section 8.6 No Guarantees. Nothing contained in the Plan shall be deemed to give any Participant the right to any equity or other interest in the assets, business or affairs of the Company (or any entity comprising part of the Company). In addition, participation in the Plan does not create, in favor of any Participant or beneficiary, any right or lien in or against any asset of the Company. Nothing contained in the Plan, and no action taken under its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. The Company’s promise to pay benefits under the Plan will at all times remain unfunded as to each Participant and Beneficiary, whose rights under the Plan are limited to those of a general and unsecured creditor of the Company.
Section 8.7 Severability. If any provision of the Plan shall be held illegal or invalid for any reasons such illegality or invalidity shall not affect the remaining provision of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.
Section 8.8 Code Section 409A Compliance. The Plan is intended to be operated in compliance with the provisions of Code Section 409A (including any rulings or regulations promulgated thereunder). In the event that any provision of the Plan fails to satisfy the provisions of Code Section 409A, then such provision shall be construed in a manner so as to comply with the requirements of Code Section 409A, notwithstanding the Participant’s election under an Agreement or Agreements.
Section 8.9 Payments upon Income Inclusion Under Code Section 409A. In the event that a provision of the Plan is found to violate Code Section 409A and, as a direct result of such failure, all or a portion of a Participant’s Deferred Compensation Benefit must be taken into income, the Plan may distribute an amount to the Participant from his or her Account that is equal to the amount of Deferred Compensation Benefit that such Participant must include in income under this Section. In no event shall a distribution under this Section exceed the amount that a Participant is required to include in income.
     IN WITNESS WHEREOF, the undersigned, on behalf of Stoneridge, Inc., has executed and adopted this Plan this ___ day of                                         , 2006.

STONERIDGE, INC.
By:

Title:

[Form of Employees’ Deferred Compensation Agreement under
the Employees’ Deferred Compensation Plan]
[Date]
George E. Strickler
Executive Vice President and Chief Financial Officer
Stoneridge, Inc.
9400 East Market Street
Warren, Ohio 44484

Re:	Agreement for Deferral of an Employee’s 2006 Calendar Year Compensation Under the Stoneridge, Inc. Employees’ Deferred Compensation Plan (the Plan”)
Dear George:
This will serve as my Agreement and instructions to defer a portion of my Compensation (as defined under the Plan, a copy of which has been provided to me) under the Plan.
1. Election to Defer (Initial 1.A. or B.)
A. ___ I elect not to defer any portion of my Compensation. I elect to receive all Compensation currently in cash or in accordance with any applicable Employees’ equity-based award plans in which I may participate. (STOP — GO DIRECTLY TO THE SIGNATURE LINE.)
B. ___ I elect to defer a portion of my Compensation into the Plan, as set forth below:

(a) Cash Compensation:

___% of my cash compensation (i.e., fees, base salary, bonuses, etc.).	(Initial)

(b) Equity-Based Compensation:

___% of my equity-based compensation (i.e., Restricted Shares Award).	(Initial)

2. Deferral Period. (Check and Initial 2.(a), (b) or (c))
Defer receipt of Compensation until:**

(a)	___ the date that is three (3) years from the last day of the calendar year in which the payment was deferred.	(Initial)

(b)	___ the date that is five (5) years from the last day of the calendar year in which the payment was deferred.	(Initial)

(c)	___ the date that I Separate from Service.	(Initial)

**	Note: Your Separation from Service, death, or Disability (as defined by the Plan), as applicable, may result in an earlier distribution. Should you become eligible for a distribution of your Account due to your Separation from Service, payments to you may be delayed for six (6) months, as required by Internal Revenue Code Section 409A.
3. Form of Benefit Payment. (Check and Initial 3.(a), (b) or (c))
Pay my Deferred Compensation Benefit in: **

(a)	___ one (1) lump sum payment.	(Initial)

(b)	___ five (5) equal installments, payable over a period of five (5) years.	(Initial)

(c)	___ ten (10) equal installments, payable over a period of ten (10) years.	(Initial)

**	Note: Any distribution resulting from your Separation from Service shall be made in one lump sum payment.

-ii -

I understand that my election to defer Compensation is irrevocable for the calendar year to which it applies. Any change in my deferral election will be on a prospective basis only. Such change must be filed with Stoneridge, Inc. prior to the beginning of the next calendar year and is subject to the terms of the Plan and applicable law. I further understand that I may not change the time or form of my distribution election for Compensation previously deferred unless such change is made at least twelve (12) months prior to my initial distribution date and I will not thereafter be eligible for such distribution until at least five (5) years from the date of my initial distribution date. In addition, I understand that in order to defer future amounts of Compensation attributable to any subsequent calendar year, I must complete and deliver a new Deferred Compensation Agreement to Stoneridge, Inc. prior to the beginning of the calendar year to which it will apply.

Signature

Printed Name & Title

Date

-iii -